Exhibit 10.3
CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT THAT IS MARKED
BY [***] HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE
THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

LETTER AGREEMENT (2024-1)

THIS LETTER AGREEMENT (2024-1) (this "Agreement") is entered into as of the last date set forth on the signature page hereto, by and between Spirit Airlines, Inc., a company organized under the laws of the State of Delaware ("Carrier"), and U.S. Bank National Association, as Member and Servicer ("Bank").

RECITALS

A.    Bank and Carrier are parties to a Signatory Agreement (U.S. VISA and MasterCard Transactions), dated as of May 21, 2009 (as the same has been amended, restated or otherwise modified from time to time, collectively, the "Card Processing Agreement"), pursuant to which Bank processes certain payments made to Carrier using Cards (as such term is defined in the Card. Processing Agreement) bearing the service mark of Visa International, Visa U.S.A. Inc. or MasterCard International Incorporated.

B.    Carrier and Bank each desire to make certain changes to the Card Processing Agreement, including the Exposure Protection Schedule attached thereto (the “Exposure Schedule”), and have therefore agreed to enter into this Agreement.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto covenant and agree to be bound as follows:

Section 1.    Capitalized Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Master Terms of Service attached as Exhibit A to the Card Processing Agreement (“MTOS”), the Card Processing Agreement or the Exposure Schedule, as each may be amended, restated or otherwise modified from time to time, unless the context shall otherwise require.

Section 2.    Agreements.

2.1    Definitions. The following definitions are added to Section 1.1 of the MTOS in alphabetical order as follows:

“Notes Condition” shall be satisfied if the Carrier’s outstanding 8.00% senior secured notes due September 20, 2025 (the “Loyalty Notes”), in an aggregate principal amount no less than $825 million, have been cancelled, repurchased (and cancelled), redeemed, extended and/or refinanced (whether or not using the proceeds of one or more of the following), in any combination: (1) any term debt financing or convertible notes issuance (including any debt securities convertible into capital stock), in each case with a final maturity of September 1, 2026 or later, (2) any issuance of equity interest of the Carrier or any of its affiliates, (3) internally generated cash (including as a result of asset dispositions), (4) any capital contribution to the Carrier from a Person other than a subsidiary of the Carrier, or (5) any forgiveness and cancellation in whole or in part of the Loyalty Notes.

“Settlement Period” - the number of days identified by Member or Servicer, which may not be greater than five (5) calendar days, that must elapse after a Sales Record is submitted by Carrier to Servicer before Member or Servicer is obligated to include such amount contained in the Sales Record as part of Net Activity. The Settlement Period under the Agreement in effect as of the Effective Date of this Agreement shall be five (5) calendar days.”

2.2    Submission of Sales Records.
(a)    The following sentence is added to the end of Section 6.2(c) of the MTOS: “(c) Sales Records and Credit Records submitted to Servicer will be credited to
Net Activity only after expiration of the Settlement Period, if any, for such Sales Records and Credit Records.”

(b)    Section 6.2(e) of the MTOS is deleted and replaced with the following:
“(e) Subject to any rights of Member or Servicer to retain and hold funds pursuant to the Agreement, and further subject to Servicer’s receipt of the incoming transmission of Sales Records and Credit Records by the time and on the day specified in Exhibit A, Member or Servicer will endeavor to deposit, or cause to be deposited, on each Business Day, via federal wire transfer, in the case of U.S. dollar Transactions, and SWIFT, in the case of Canadian dollar Transactions, into the applicable Settlement Account for each applicable currency, an amount equal to the amount of Net Activity relating to such currency for each Business Day.”

2.3    Term. Section 10 of the Card Processing Agreement is amended and restated in its entirety to read as follows:

“10. Term. This Agreement shall become effective as of the Effective Date and, unless earlier terminated pursuant to Section 15 of the MTOS, shall continue until December 31, 2025 (the “Current Maturity Date”); provided that, if the Notes Condition has not occurred by September 20, 2024, the Current Maturity Date in effect thereafter shall be December 31, 2024; provided, further, that if the Notes Conditions has occurred this Agreement will automatically extend for two (2)

successive terms of one (1) year after the Current Maturity Date, but in no event later than December 31, 2027, unless either party provides written notice to the other of its intent not to extend the Agreement for any such additional year by giving written notice of such determination at least ninety (90) days prior to the expiration of the then effective current term.”
2.4    Exposure Protection Schedule. The Exposure Protection Schedule attached to the Card Processing Agreement is amended as set forth on Exhibit A hereto.

Section 3. Effective Date. This Agreement shall become effective upon execution and delivery to Bank of duly executed counterparts hereof by Bank and Carrier (the “Effective Date”).

Section 4.    Merger and Integration, Superseding Effect. Except as expressly modified under this Amendment, all of the terms and conditions remain in full force and effect. This Agreement, from and after the date hereof, embodies the entire agreement and understanding between the parties hereto, and supersedes and has merged into it all prior oral and written agreements, on the same subjects by and between the parties hereto with the effect that this Agreement shall control with respect to the specific subjects hereof and thereof. All references contained in the Card Processing Agreement and the Schedules thereto to
“Agreement” shall mean the Card Processing Agreement as supplemented and amended hereby.

Section 5.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Section 6.    Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original, and all of which counterparts of this Agreement when taken together, shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year written below.

CARRIER:

SPIRIT AIRLINES, INC.

By: /s/ Simon Gore
Name: Simon Gore
Title: Vice President and Treasurer
Date: 7/2/2024

BANK:

U.S. BANK NATIONAL ASSOCIATION

By: /s/ Kurt Jarrett
Name: Kurt Jarrett
Title: Its Authorized Representative
Date: 7/2/2024

EXHIBIT A

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EXHIBIT B

Control Agreement

SECURITIES ACCOUNT CONTROL AGREEMENT

THIS SECURITIES ACCOUNT CONTROL AGREEMENT (as amended from
time to time, this “Agreement”), dated as of July 2, 2024, is entered into by and among SPIRIT AIRLINES, INC. (the “Pledgor”), U.S. BANK NATIONAL ASSOCIATION,
in its capacity as account intermediary (the “Intermediary”) and U.S. BANK NATIONAL ASSOCIATION, in its capacity as member and servicer under Security Agreement (as defined below) (the “Secured Party”).

R E C I T A L S

WHEREAS, the Pledgor maintains a securities account with the Intermediary pursuant to that certain Letter Agreement (2024-1), dated as of July 2, 2024, between the Pledgor and the Intermediary (as amended from time to time, the “Account Agreement”);

WHEREAS, Pledgor and the Secured Party are party to that certain Signatory Agreement (U.S. VISA and MasterCard Transactions), dated as of May 21, 2009 (as amended from time to time, together, the “Signatory Agreement”);

WHEREAS, pursuant to that certain Letter Agreement (2024-1), dated as of July 2, 2024, between Pledgor and the Secured Party, the Signatory Agreement was amended in respect of the Exposure Protection Schedule (the Signatory Agreement as so amended, the “Security Agreement”) to allow Pledgor to grant a security interest, for the benefit of the Secured Party, in its right, title and interest in the Account Collateral (as defined below), to secure certain obligations owed by the Pledgor; and

WHEREAS, the Pledgor has requested the Intermediary to enter into this Agreement in connection with the perfection of the security interests of the Secured Party in the Account Collateral.
NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

A G R E E M E N T

1.Definitions. The following capitalized terms used herein shall have the meanings set forth below.

(a)“Account” means the securities account referred to on Schedule A hereto, as the same may be updated from time to time by the parties.

(b)“Account Collateral” means the Accounts referred to on Schedule A hereto, and all property credited thereto or carried therein from time to time, as the same may be updated from time to time by the parties.
(c)“Notice of Sole Control” means a notice substantially in the form of Schedule B hereto.

(d)“UCC” means the Uniform Commercial Code of the State of New York as in effect from time to time.

In addition, terms defined in the UCC and not otherwise defined in this Agreement shall have the same meaning when used herein, whether or not the same are capitalized.

2.Account; Jurisdiction; Financial Assets Election. The Intermediary hereby confirms to the Secured Party that each Account has been established in the name of the Pledgor. The Pledgor and the Intermediary hereby inform the Secured Party that, under the Account Agreement, the law of Minnesota governs the Accounts. The Intermediary and the Pledgor hereby agree for purposes of Section 8-110(e)(1) of the UCC, that the Intermediary’s jurisdiction is New York. The Intermediary agrees that all Account Collateral, including cash, will be treated by it as financial assets under Article 8 of the UCC.

3.Acknowledgment of Lien; Priority. The Intermediary hereby acknowledges that it has been informed that the Pledgor has granted a security interest to the Secured Party in the Account Collateral. The Intermediary hereby agrees that, until this Agreement has been terminated as provided herein, all liens, encumbrances, claims and rights of setoff it may have against the Account Collateral or any proceeds thereof shall be subordinate to the security interest of the Secured Party in such property; provided, however, that the Intermediary may debit from the Account in accordance with the Account Agreement, and set off against the Account Collateral or any proceeds thereof, all ordinary and reasonable business account fees (including, without limitation, its ordinary transaction fees) and charges for the maintenance and operation of the Account, and shall be entitled to effect reversals and similar transactions in respect of the Account Collateral as necessary such that the Intermediary shall not be liable for securities transaction settlements in any Account.

4.Control. The parties hereby agree as follows:
☒ Blocked Account/Full Control. The Intermediary will comply with entitlement orders or instructions originated by the Secured Party with respect to the Account Collateral without further consent by the Pledgor or any other person. The Intermediary will not comply with entitlement orders or instructions originated by the Pledgor with respect to the Account Collateral without the prior written consent of the Secured Party.

•Springing Control.
The Intermediary will comply with entitlement orders or instructions originated by the Secured Party with respect to the Account Collateral without further consent by the Pledgor or any other person, provided, however, that until the Intermediary has received a Notice of Sole Control and had a reasonable amount of time to act thereon (not to exceed two (2) Business Days), the Intermediary may also comply with entitlement orders or instructions originated by the Pledgor with respect to the Account Collateral without the prior written consent of the Secured Party. After the Intermediary has received a Notice of Sole Control and has had a reasonable amount of time to act thereon (not to exceed two (2) Business Days), the Intermediary will not comply with entitlement orders or instructions originated by the Pledgor with respect to the Account Collateral, and will comply with the entitlement orders or instructions originated by the Secured Party without further consent by the Pledgor or any other person. In the event that the Intermediary receives conflicting entitlement orders or instructions with respect to the Account Collateral prior to having received a Notice of Sole Control and had a reasonable amount of time to act thereon (not to exceed two (2) Business Days), the Intermediary shall use commercially reasonable efforts to follow the entitlement orders or instructions of the Secured Party in preference to those of the Pledgor.

The Pledgor hereby agrees to indemnify the Intermediary and to hold the Intermediary harmless from any claim or liability it may incur by having acted in accordance with any entitlement orders or instructions given by the Pledgor with respect to the Account Collateral, including where the Intermediary acts in respect of conflicting entitlement orders or instructions given by the Pledgor and the Secured Party with respect to the Account Collateral, except to the extent that such claims or liabilities arise from the Intermediary’s gross negligence or willful misconduct. The Secured Party hereby agrees to indemnify the Intermediary and to hold the Intermediary harmless from any claim or liability it may incur by having acted in accordance with any entitlement orders or instructions given by the Secured Party with respect to the Account Collateral, including where the Intermediary acts in respect of conflicting entitlement orders or instructions given by the Pledgor and the Secured Party with respect to the Account Collateral, except to the extent that such claims or liabilities arise from the Intermediary’s gross negligence or willful misconduct.

5.Statements, Confirmations and Notices of Adverse Claims. Upon receipt of written notice of any lien, encumbrance or adverse claim against the Account Collateral (other than any lien in favor of the Secured Party), the Intermediary will promptly notify the Secured Party and the Pledgor thereof in writing at the addresses set forth on Schedule C attached hereto. The Pledgor hereby consents to the Intermediary making available to the Secured Party directly, upon request of the Secured Party, a copy of each account statement or transaction confirmation that its systems automatically generate in connection with any Account or Account Collateral.

6.Limited Responsibility of the Intermediary. The Intermediary shall have no responsibility or liability to the Secured Party with respect to the existence of any Account Collateral (other than an Account), or the value of any Account Collateral. The Intermediary shall have no responsibility to limit, restrict, monitor or report the withdrawal of Account Collateral in accordance with this Agreement, other than the delivery of copies of account statements and/or transaction confirmations as contemplated by Section 5 above. The Intermediary shall not be charged with knowledge of any terms of the Security Agreement (as defined herein), and shall not be liable for the perfection or effect of perfection or non-perfection, or the priority, of the Secured Party’s security interest in the Account Collateral, or the effectiveness of this Agreement in granting the Secured Party control of the Account Collateral for purposes of the UCC. The Intermediary shall have no duty to investigate or make any determination as to whether a default or an event of default exists under the Security Agreement (as defined herein), or as to whether an entitlement order, instruction or Notice of Sole Control originated or given by the Secured Party was properly authorized. The Intermediary shall be entitled to rely upon any entitlement order, instruction or Notice of Sole Control that reasonably appears to have been originated or given by the Pledgor or the Secured Party, or that it otherwise reasonably believes to have been given by the appropriate party, without further inquiry. This Agreement does not create any obligation or duty on the part of the Intermediary other than those expressly set forth herein.

7.Investment. Notwithstanding Section 4 above, during the term of this Agreement, the Intermediary shall invest and reinvest the Account Collateral in U.S. Treasuries, U.S. Government securities, U.S. Government bonds and AAA/Aaa rated money market funds with large and well-regarded fund companies, at the written or verbal direction of the Pledgor subject to consent of the Secured Party acting reasonably. The Intermediary shall have no responsibility for any investment losses resulting from the investment, reinvestment or liquidation of the Account Collateral in accordance with such directions. Any interest or other income received on such investment and reinvestment of the Account Collateral shall become part of the Account Collateral. Any losses incurred on such investment and reinvestment of the Account Collateral shall be debited against the Account Collateral. If no written direction is given to the Intermediary, the Account Collateral shall remain uninvested with no liability for interest therein.

Any interest or other income received on any investment or reinvestment of the Account Collateral shall be promptly released to Pledgor so long as the amount of the Account Collateral would be no less than $50,000,000 after giving pro forma effect to such release.

Notwithstanding the foregoing, the Intermediary shall have the power to sell or liquidate the foregoing investments whenever the Intermediary shall be required to release all or any portion of the Account Collateral pursuant to the terms of this Agreement.

8.Conflict. Each Account shall be governed by the related Account Agreement. In the event of a conflict between this Agreement and the related Account Agreement, the terms of this Agreement shall prevail.

9.Termination. The rights and powers granted herein to Secured Party are powers coupled with an interest, and will not be affected by the bankruptcy of the Pledgor or by the lapse of time. The obligations of the Intermediary hereunder shall continue in effect until (i) the Secured Party has notified the Intermediary in writing that this Agreement is to be terminated, or (ii) upon not less than sixty (60) days’ prior written notice from the Intermediary to the Secured Party and the Pledgor of the Intermediary’s resignation and that this Agreement is to be terminated. The Secured Party agrees to provide the Intermediary notice of termination of this Agreement promptly upon the satisfaction or discharge of the Pledgor’s obligations under the Security Agreement (as defined herein) and each of Secured Party and Intermediary shall execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence the termination of this Agreement and the release of the Collateral.

10.Entire Agreement. This Agreement, any schedules or exhibits hereto and the instructions and notices required or permitted to be executed and delivered hereunder set forth the entire agreement of the parties with respect to the subject matter hereof.

11.Amendments. No amendment, modification or, except as otherwise specified in Section 9 above, termination of this Agreement, nor any assignment of any rights hereunder, shall be binding on any party hereto unless it is in writing and is signed by each of the parties hereto, and any attempt to so amend, modify, terminate or assign except pursuant to such a writing shall be null and void. No waiver of any rights hereunder shall be binding on any party hereto unless such waiver is in writing and signed by the party against whom enforcement is sought. An amendment to Schedule A shall be permitted by the parties initialing a replacement thereof, with each replacement being numbered sequentially where indicated.

12.Severability. If any term or provision set forth in this Agreement shall be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances, other than those to which it is held invalid or unenforceable, shall be construed in all respects as if such invalid or unenforceable term or provision were omitted.

13.Notices. Each Notice of Sole Control must be delivered by overnight courier or mail service, and to the email address specified on Schedule B. Any other notice, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given (a) when delivered, (b) the Business Day following the day on which the same has been delivered prepaid (or subject to an invoice arrangement) to a reputable national overnight air courier service, or (c) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address set forth on Schedule C attached hereto, or at such other address as such party may specify by written notice to the other parties hereto. For the purposes of this Agreement, the term “Business Day” shall mean any day other than a Saturday, a Sunday, a legal holiday or a day on which banking institutions are authorized or required by law or other governmental action to close in Florida, New York or Minneapolis, Minnesota.

14.Counterparts. This Agreement may be executed (a) in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract and (b) by facsimile or electronic (PDF) signature, which shall be deemed for all purposes to be an original signature.

15.Governing Law. This Agreement, and the rights and obligations of the parties hereto, shall be governed by and construed in accordance with the laws of the State of New York.
16.Consent to Jurisdiction. All judicial proceedings brought against any party hereto with respect to this Agreement may be brought in any state or federal court of competent jurisdiction in the State of New York, and, by execution and delivery of this Agreement, each of the parties hereto accepts, for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Agreement from which no appeal has been taken or is available.

17.Waiver of Jury Trial and Consequential Damages. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN. EACH OF THE PARTIES HERETO AGREES NOT TO ASSERT ANY CLAIM AGAINST ANY OTHER PARTY TO THIS AGREEMENT OR ANY THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS, AFFILIATES OR AGENTS, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES ARISING OUT OF OR OTHERWISE RELATING TO ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN.

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IN WITNESS WHEREOF, this Agreement has been executed by a duly authorized officer of each of the parties set forth below.

PLEDGOR:    SPIRIT AIRLINES, INC.
By: /s/ Simon C. Gore
Name: Simon C. Gore
Title: Vice President and Treasurer
Date: 7/2/2024

SECURED PARTY:    U.S. BANK, NATIONAL ASSOCIATION
By: /s/ Kurt Jarrett
Name: Kurt Jarrett
Title: Senior Vice President Credit
Date: 7/2/2024

INTERMEDIARY:    U.S. BANK, NATIONAL ASSOCIATION
By: /s/ Kurt Jarrett
Name: Kurt Jarrett
Title: Senior Vice President Credit
Date: 7/2/2024

SCHEDULE A

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SCHEDULE B

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SCHEDULE C

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